UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Remington Fairfield Development Project, Cypress, Texas

On September 24, 2013, CNL Growth Properties, Inc. (“us,” “we,” “our,” or the “Company”), through a subsidiary of our operating partnership, GGT Fairfield TX Holdings, LLC (the “CGP JV Partner”), entered into a limited liability company agreement, more fully described below (the “JV Agreement”), with AHC Fairfield Operator, LLC (the “AHC JV Partner”), an affiliate of Allen Harrison Company (“Allen Harrison”), for the purpose of forming a joint venture, GGT AHC Fairfield TX, LLC, a Delaware limited liability company (the “Joint Venture”).

On September 24, 2013, the Joint Venture acquired a fee simple interest in an approximately 12.8-acre parcel of land, located in Cypress, Harris County, Texas, an affluent and growing suburb of Houston (the “Property”) from CPG Houston Holdings, L.P., the developer of a shopping center site commonly known as Fairfield Town Center (the “Seller”), by assignment from an affiliate of Allen Harrison of the Purchase and Sale Agreement dated effective March 4, 2013, as amended. The Joint Venture will develop, construct and operate on the Property a 294-unit “Class A” garden-style multifamily residential community, consisting of eleven 3-story buildings, and featuring a clubhouse, community pool, and fitness center among its amenities (the “Project”). The Project will be known as “Remington Fairfield” (hereinafter, the “Remington Fairfield Community”). Neither we nor Allen Harrison is affiliated with the Seller.

The contract purchase price for the Property was approximately $3.2 million. The total projected budget for the Project including the purchase price of the land, construction costs and other development costs, including a reimbursable utility impact fee of $1.3 million (the “Utility Impact Fee”), is approximately $32.8 million. The purchase price and related acquisition closing costs, and certain expenses, fees and pre-development costs were funded by the Joint Venture from the capital contributions of the CGP JV Partner and the AHC JV Partner. The balance of the development and construction costs of the Project will be funded with a construction loan from Texas Capital Bank, National Association, as described below in Item 2.03 of this Current Report.

Allen Harrison, through an affiliate, Allen Harrison Development, LLC, has agreed to serve as the developer of the Project under the terms of a development agreement dated September 24, 2013 (the “Development Agreement”), pursuant to which Allen Harrison affiliates have provided the Joint Venture with a construction cost overrun guaranty. Under the Development Agreement, Allen Harrison will receive a development fee of 3% of the final Project budget, excluding the amount of the Utility Impact Fee, payable 15% at the closing of the Construction Loan (as defined in Item 2.03 of this Current Report) with the balance payable in 18 monthly installments over the term of the construction period. AHC Construction, LLC, an affiliate of Allen Harrison (the “Contractor”), will serve as the general contractor of the Project under the terms of a construction services agreement dated September 24, 2013 (the “Construction Contract”). The Contractor has agreed to construct and deliver the Project for a total of approximately $24.9 million, which amount includes a general contractor’s fee of approximately $1.3 million. The construction fee is payable in monthly installments over the construction period, subject to a 10% holdback until the Project is 50% completed. Commencement of the Project is planned for October 2013, and the Contractor is required to achieve substantial completion not later than 510 days from the date of commencement, subject to certain excusable delays. We anticipate that the Project should achieve substantial completion in the first quarter of 2015. The Development Agreement and the Construction Contract each contain customary representations, warranties, insurance, indemnification, events of default, termination, dispute resolution, and other customary provisions. It is currently expected that the leasing and management of the Remington Fairfield Community will be provided by Allen Harrison Property Management, LLC (“AHC Management”), an affiliate of Allen Harrison specializing in the on-site leasing and management of multifamily properties, commencing 90 days prior to the completion of construction of the first building, for a fee equal to the greater of (x) approximately $10,500 per month or (y) 4% of the rental payments and other operating income during lease up, or 3.5% after stabilization.

Pursuant to the JV Agreement, the CGP JV Partner agreed to fund an initial capital contribution of up to a maximum of approximately $8.8 million for a 80% interest in the Joint Venture, and the AHC JV Partner agreed to fund an initial capital contribution of up to a maximum of approximately $2.2 million for a 20% interest in the Joint Venture. Under certain circumstances, the members of the Joint Venture may be required to contribute additional capital to the Joint Venture. We, through the CGP JV Partner, are the managing member of the Joint Venture, however, we have delegated to the AHC JV Partner the authority to manage certain of the day-to-day operations of the Joint Venture, subject to our approval of certain major decisions that require the consent of both members, and further subject to our right to terminate such delegation of authority, with or without cause. In the event of the removal the AHC JV Partner as the operating partner for cause, the AHC JV Partner will cease to have any rights to approve or consent to any matters under the JV Agreement.

Generally, under the terms of the JV Agreement, operating cash flow will be distributed pari passu to the CGP JV Partner and to the AHC JV Partner until minimum cumulative operating returns on capital, compounded monthly, equal to 10.5% per annum are achieved, and invested capital is returned; and thereafter, operating cash flow will be distributed to the CGP JV Partner and to the AHC JV Partner pro rata in accordance with their respective percentage interests in the Joint Venture. Upon the occurrence of a major capital event, such as a sale of substantially all of the assets of the Joint Venture, the AHC JV Partner will receive a disproportionately higher share of any remaining extraordinary cash flow distributions at varying percentages, after the CGP JV Partner receives minimum threshold returns on its capital contributions.

The JV Agreement also provides that at any time after 2 years following the completion of the Project each of the CGP JV Partner and the AHC JV Partner will have the right to propose an all cash purchase of the other member’s entire interest in the Joint Venture and the receiving member will have the option to either sell to the offering member at the offering member’s proposed price, or to buy out the offering member at a formula price based on the value of the Project, less debts, liabilities and expenses.

Founded in 2010, Allen Harrison is a privately-held real estate investment and services company headquartered in Houston, Texas. Allen Harrison is engaged in the acquisition, development, construction and management of multifamily assets in the Southern United States, and to date, Allen Harrison has developed 20 apartment communities located in Texas. We are not affiliated with Allen Harrison, the AHC JV Partner or any of its other affiliates; and this Project is our first development venture with Allen Harrison.

The information appearing in Item 2.03 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Remington Fairfield Development Project - Financing

On September 24, 2013, the Joint Venture entered into a construction loan agreement with Texas Capital Bank, National Association (the “Lender”) and a promissory note of equal date. The construction loan agreement, together with the note, deed of trust, environmental indemnity agreement and the other documents evidencing and securing the Construction Loan (as defined below) are hereinafter referred to as the “Loan Documents”. Pursuant to the Loan Documents, the Lender will fund up to approximately $21.7 million of the development and construction costs of the Project (the “Construction Loan”). During the initial term, the Construction Loan will accrue interest at the variable interest rate per annum of 2.65% above the one-month LIBOR rate (the “LIBOR Rate”). The interest rate is subject to adjustment monthly, with adjustments becoming effective on the first business day of each calendar month, based on the latest one-month LIBOR rate as published on Thomson Reuters British Banker’s Association LIBOR Rates Page on the date of the adjustment determination.

Accrued interest on the Construction Loan is due and payable monthly commencing October 1, 2013, with all accrued and unpaid interest due at maturity. The outstanding principal balance of the Construction Loan shall be due and payable in a single payment at maturity. The Construction Loan has an initial term of three years, with two additional 12-month extensions, each subject to prior notice, debt service coverage, loan-to-value and other conditions, and the payment of a loan extension fee of 0.25% and 0.50% for the first and second extensions, respectively, based on the then outstanding unpaid principal balance of the Construction Loan. In the event that the Joint Venture exercises an extension option, monthly payments of principal and accrued interest will be required, based on a 30-year repayment amortization schedule and an assumed interest rate of 6.0%. In the event of two extensions of the initial term, the estimated outstanding principal balance of the Construction Loan would be approximately $21.2 million at maturity. The Construction Loan may be prepaid at any time without fee, penalty or premium, with notice and all applicable payments. In the event of a default, the Construction Loan will bear interest at the then current rate plus 4%, such amount not to exceed the maximum rate permissible under Texas law.

The Loan Documents require the commencement of the Project by October 1, 2013, and the completion of construction within 18 months from commencement, subject to delays for certain unforeseeable events. The Loan Documents contain affirmative, negative and financial covenants, agreements, representations, warranties, borrowing conditions, and events of default customary for development projects such as the Project. Affiliates of Allen Harrison have provided absolute, irrevocable and unconditional completion, and loss guaranties to the Lender. The Joint Venture and an affiliate of Allen Harrison have provided the Lender with an environmental indemnity. The Construction Loan is secured under a deed of trust by the Property and all improvements to be constructed thereon and an assignment of rents, and by a cash collateral account in the initial amount of $1.5 million under a pledge agreement from the Joint Venture to the Lender.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase and Sale Agreement by and between CPG Houston Holdings, L.P., as Seller and Allen Harrison Development, LLC, as Purchaser, dated March 4, 2013, and amendments thereto.

10.2	Assignment and Assumption of Purchase and Sale Agreement by and between Allen Harrison Development, LLC and GGT AHC Fairfield TX, LLC, dated September 24, 2013.

10.3	Limited Liability Company Agreement of GGT AHC Fairfield TX, LLC, dated September 24, 2013.

10.4	Construction Loan Agreement between Texas Capital Bank, National Association and GGT AHC Fairfield TX, LLC, dated September 24, 2013.

10.5	Promissory Note in the original principal amount of $21,742,500, by GGT AHC Fairfield TX, LLC in favor of Texas Capital Bank, National Association, dated September 24, 2013.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the following: risks associated with the Company’s investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; risks associated with the limited amount of proceeds raised in the Company’s offering of its Shares, including the limited number of investments made; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; the Company’s ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to property expansions and renovations; risks related to development projects or acquired property value-add conversions, if applicable, including construction delays, cost overruns, the Company’s inability to obtain necessary permits, and/or public opposition to these activities; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; consequences of the Company’s net operating losses; increases in operating costs and other expenses; uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding and/or potential litigation; risks associated with the Company’s tax structuring; failure to qualify for and maintain the Company’s qualification as a REIT for federal income tax purposes; and the Company’s ability to protect its intellectual property and the value of its brand.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.CNLGrowthProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2013		CNL GROWTH PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall
Senior Vice President of Operations